December 13, 1996

     Furniture Brands International, Inc.
     101 South Hanley Road
     St. Louis, MO  63105


     Gentlemen:

          I am General Counsel of Furniture Brands International, Inc. (hereinafter called the "Corporation") and am familiar with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 being filed today by the Corporation with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, (the "Act") covering the registration of 1,000,000 additional shares of its Common Stock, stated value $1.00 per share, of the Corporation (the "Common Stock") which have been authorized for issuance pursuant to the 1992 Stock Option Plan, (hereinafter referred to as the "1992 Plan").

          I am familiar with the Corporation's Restated Certificate of Incorporation, as amended, its corporate history and the proceedings relative to the authorization and issuance of its outstanding Common Stock pursuant to the exercise of options under the above 1992 Plan, and I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion.

          Based upon the foregoing, it is my opinion that (a) when the applicable provisions of the Act and such "Blue Sky' or securities laws as may be applicable shall have been complied with and (b) when issued in accordance with the terms of the options and 1992 Plan, the Common Stock so issued will be duly authorized, validly issued, fully paid and nonassessable.

           I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent I do not admit that I am within the category of persons whose consent is required by
     Section 7 of the Act or the rules and regulations promulgated thereunder.

                                        Very truly yours,


                                        Lynn Chipperfield
                                        Vice President, General Counsel
                                           and Corporate Secretary


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